UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Expedia, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-2705720
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

333 108th Avenue NE Bellevue, Washington	98004
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Expedia, Inc. 2.500% Senior Notes due 2022	New York Stock Exchange

Expedia, Inc.

(Exact Name of Registrant as Specified in its Charter)

Washington	91-1996083
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

333 108th Avenue NE Bellevue, Washington	98004
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Guarantee with respect to Expedia, Inc. 2.500% Senior Notes due 2022	New York Stock Exchange

CarRentals.com, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	35-2519390
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

333 108th Avenue NE Bellevue, Washington	98004
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Guarantee with respect to Expedia, Inc. 2.500% Senior Notes due 2022	New York Stock Exchange

Classic Vacations, LLC

(Exact Name of Registrant as Specified in its Charter)

Nevada	04-3612673
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5893 Rue Ferrari Avenue San Jose, California	95138
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Guarantee with respect to Expedia, Inc. 2.500% Senior Notes due 2022	New York Stock Exchange

Cruise, LLC

(Exact Name of Registrant as Specified in its Charter)

Washington	47-3225083
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

333 108th Avenue NE Bellevue, Washington	98004
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Guarantee with respect to Expedia, Inc. 2.500% Senior Notes due 2022	New York Stock Exchange

EAN.com, LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	42-1612329
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5400 LBJ Freeway, Suite 500 Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Guarantee with respect to Expedia, Inc. 2.500% Senior Notes due 2022	New York Stock Exchange

Egencia LLC

(Exact Name of Registrant as Specified in its Charter)

Nevada	02-0629848
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

333 108th Avenue NE Bellevue, Washington	98004
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Guarantee with respect to Expedia, Inc. 2.500% Senior Notes due 2022	New York Stock Exchange

Hotels.com, L.P.

(Exact Name of Registrant as Specified in its Charter)

Texas	75-2942061
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5400 LBJ Freeway, Suite 500 Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Guarantee with respect to Expedia, Inc. 2.500% Senior Notes due 2022	New York Stock Exchange

Hotels.com GP, LLC

(Exact Name of Registrant as Specified in its Charter)

Texas	75-2942059
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5400 LBJ Freeway, Suite 500 Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Guarantee with respect to Expedia, Inc. 2.500% Senior Notes due 2022	New York Stock Exchange

Hotwire, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	74-2938016
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

655 Montgomery Street, Suite 600 San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Guarantee with respect to Expedia, Inc. 2.500% Senior Notes due 2022	New York Stock Exchange

HRN 99 Holdings, LLC

(Exact Name of Registrant as Specified in its Charter)

New York	13-4179783
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

333 108th Avenue NE Bellevue, Washington	98004
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Guarantee with respect to Expedia, Inc. 2.500% Senior Notes due 2022	New York Stock Exchange

Interactive Affiliate Network, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	42-1612328
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5400 LBJ Freeway, Suite 500 Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Guarantee with respect to Expedia, Inc. 2.500% Senior Notes due 2022	New York Stock Exchange

Travelscape, LLC

(Exact Name of Registrant as Specified in its Charter)

Nevada	88-0392667
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10190 Covington Cross Drive, Suite 300 Las Vegas, Nevada	89144-7044
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Guarantee with respect to Expedia, Inc. 2.500% Senior Notes due 2022	New York Stock Exchange

WWTE, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	20-3014378
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

333 108th Avenue NE Bellevue, Washington	98004
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Guarantee with respect to Expedia, Inc. 2.500% Senior Notes due 2022	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-197974

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby consist of: (i) €650,000,000 2.500% Senior Notes due 2022 of Expedia, Inc., a Delaware corporation (“Expedia”), and (ii) the guarantees with respect thereto by Expedia, Inc., a Washington corporation, CarRentals.com, Inc., Classic Vacations, LLC, Cruise, LLC, EAN.com, LP, Egencia LLC, Hotels.com, L.P., Hotels.com GP, LLC, Hotwire, Inc., HRN 99 Holdings, LLC, Interactive Affiliate Network, LLC, Travelscape, LLC and WWTE, Inc. (together, the “Subsidiary Guarantors”).

Expedia hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated August 8, 2014 under “Description of Debt Securities” and in the Prospectus Supplement dated May 28, 2015, under “Description of Notes,” filed with the Securities and Exchange Commission (the “Commission”) on June 1, 2015 under Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-3 (No. 333–197974), as amended, previously filed with the Commission under the Act.

Each of the Subsidiary Guarantors hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated August 8, 2014 under “Description of Debt Securities” and in the Prospectus Supplement dated May 28, 2015, under “Description of Notes,” filed with the Commission on June 1, 2015 under Rule 424(b)(5) under the Act, pursuant to a Registration Statement on Form S-3 (No. 333–197974), as amended, previously filed with the Commission under the Act.

Item 2.	Exhibits.

1.	Indenture dated as of August 18, 2014, among Expedia, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Expedia, Inc.’s Current Report on Form 8-K filed on August 18, 2014, Exhibit 4.1).

2.	Fourth Supplemental Indenture, dated as of June 3, 2015, among Expedia, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Expedia, Inc.’s Current Report on Form 8-K filed on June 3, 2015, Exhibit 4.1).

3.	Form of Expedia, Inc. 2.500% Senior Notes due 2022 (incorporated by reference to Expedia, Inc.’s Current Report on Form 8-K filed on June 3, 2015, Exhibit 4.3).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Expedia, Inc.

Date: June 12, 2015	By:	/s/ Robert J. Dzielak
	Name:	Robert J. Dzielak
	Title:	Executive Vice President, General Counsel and Secretary

Expedia, Inc. (a Washington corporation)

Date: June 12, 2015	By:	/s/ Robert J. Dzielak
	Name:	Robert J. Dzielak
	Title:	Executive Vice President, General Counsel and Secretary

CarRentals.com, Inc.

Date: June 12, 2015	By:	/s/ Robert J. Dzielak
	Name:	Robert J. Dzielak
	Title:	Executive Vice President and Secretary

Classic Vacations, LLC

Date: June 12, 2015	By:	/s/ Robert J. Dzielak
	Name:	Robert J. Dzielak
	Title:	Executive Vice President, General Counsel and Secretary

Cruise, LLC

Date: June 12, 2015	By:	Expedia, Inc. (a Washington corporation)
	Its:	Sole Member

	By:	/s/ Robert J. Dzielak
	Name:	Robert J. Dzielak
	Title:	Executive Vice President, General Counsel and Secretary

EAN.com, LP

Date: June 12, 2015	By:	/s/ Robert J. Dzielak
	Name:	Robert J. Dzielak
	Title:	Executive Vice President, General Counsel and Secretary

Egencia LLC

Date: June 12, 2015	By:	/s/ Robert J. Dzielak
	Name:	Robert J. Dzielak
	Title:	Executive Vice President, General Counsel and Secretary

Hotels.com, L.P.

Date: June 12, 2015	By:	/s/ Robert J. Dzielak
	Name:	Robert J. Dzielak
	Title:	Executive Vice President, General Counsel and Secretary

Hotels.com GP, LLC

Date: June 12, 2015	By:	Expedia, Inc. (a Washington corporation)
	Its:	Sole Member

	By:	/s/ Robert J. Dzielak
	Name:	Robert J. Dzielak
	Title:	Executive Vice President, General Counsel and Secretary

Hotwire, Inc.

Date: June 12, 2015	By:	/s/ Robert J. Dzielak
	Name:	Robert J. Dzielak
	Title:	Executive Vice President, General Counsel and Secretary

HRN 99 Holdings, LLC

Date: June 12, 2015	By:	/s/ Robert J. Dzielak
	Name:	Robert J. Dzielak
	Title:	Manager

Interactive Affiliate Network, LLC

Date: June 12, 2015	By:	/s/ Robert J. Dzielak
	Name:	Robert J. Dzielak
	Title:	Executive Vice President, General Counsel and Secretary

Travelscape, LLC

Date: June 12, 2015	By:	/s/ Robert J. Dzielak
	Name:	Robert J. Dzielak
	Title:	Executive Vice President, General Counsel and Secretary

WWTE, Inc.

Date: June 12, 2015	By:	/s/ Robert J. Dzielak
	Name:	Robert J. Dzielak
	Title:	Executive Vice President, General Counsel and Secretary